Exhibit 10.26

INDEMNIFICATION AGREEMENT

This Agreement, made and entered into this      day of July 2008 (“Agreement”), by and among CC Media Holdings, Inc. (the “Company”), a Delaware corporation, Clear Channel Communications, Inc., a Texas corporation (“Opco”, and together with the Company, the “Clear Channel Companies” and each a “Clear Channel Company”), and                                                   (“Indemnitee”):

WHEREAS, in light of the litigation costs and risks to directors resulting from their service to companies, and the desire of the Clear Channel Companies to attract and retain qualified individuals to serve as directors, it is reasonable, prudent and necessary for each of the Clear Channel Companies to indemnify and advance expenses on behalf of its directors to the extent permitted by applicable law so that they will serve or continue to serve the Clear Channel Companies free from undue concern regarding such risks;

WHEREAS, the Clear Channel Companies have requested that Indemnitee serve or continue to serve as a director of each of the Clear Channel Companies and may have requested or may in the future request that Indemnitee serve one or more Clear Channel Entities (as hereinafter defined) as a director or in other capacities;

WHEREAS, Indemnitee is willing to serve as a director of each of the Clear Channel Companies on the condition that he be so indemnified; and

WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Designating Stockholders (as hereinafter defined) (or their affiliates), which Indemnitee, the Clear Channel Companies and the Designating Stockholders (or their affiliates) intend to be secondary to the primary obligation of the Clear Channel Companies to indemnify Indemnitee as provided herein, with the Clear Channel Companies’ acknowledgement of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director of each of the Clear Channel Companies;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Clear Channel Companies and Indemnitee do hereby covenant and agree as follows:

1.	Services by Indemnitee. Indemnitee agrees to serve as a director of each of the Clear Channel Companies. Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation under any other agreement or any obligation imposed by operation of law).

2.

Indemnification - General. On the terms and subject to the conditions of this Agreement, the Clear Channel Companies shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, liabilities, losses, costs, Expenses (as hereinafter defined) and other matters that may result from or arise in connection with Indemnitee’s Corporate Status (as hereinafter defined) and shall advance Expenses to Indemnitee, to the fullest extent permitted by applicable law. The indemnification obligations of the Clear Channel Companies under this Agreement (a) are joint and several obligations of each Clear Channel Company, (b) shall continue after such time as Indemnitee ceases to serve as a director of the Clear Channel

Companies or in any other Corporate Status, and (c) include, without limitation, claims for monetary damages against Indemnitee in respect of any alleged breach of fiduciary duty, to the fullest extent permitted under applicable law (including, if applicable, Section 145 of the Delaware General Corporation Law) as in existence on the date hereof and as amended from time to time.

3.	Proceedings Other Than Proceedings by or in the Right of the Clear Channel Companies. If by reason of Indemnitee’s Corporate Status Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of any of the Clear Channel Companies to procure a judgment in its favor, the Clear Channel Companies shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the applicable Clear Channel Company and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

4.	Proceedings by or in the Right of the Clear Channel Companies. If by reason of Indemnitee’s Corporate Status Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of any of the Clear Channel Companies to procure a judgment in its favor, the Clear Channel Companies shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the applicable Clear Channel Company; provided, however, that indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the applicable Clear Channel Company only if (and only to the extent that) the Court of Chancery of the State of Delaware or the court in which such Proceeding shall have been brought or is pending shall determine that despite such adjudication of liability and in light of all circumstances such indemnification may be made.

5.	Mandatory Indemnification in Case of Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, any Proceeding brought by or in the right of any Clear Channel Company), the Clear Channel Companies shall indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Clear Channel Companies will indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, shall be deemed to be a successful result as to such claim, issue or matter.

6.	Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by the Clear Channel Companies for some or a portion of the Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, but not, however, for the total amount thereof, the Clear Channel Companies shall indemnify Indemnitee for that portion thereof to which Indemnitee is entitled.

7.	Indemnification for Additional Expenses Incurred to Secure Recovery or as Witness.

a.	The Clear Channel Companies will indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, will (within twenty (20) calendar days of such request) advance such Expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Clear Channel Companies under this Agreement, any other agreement, the Certificate of Incorporation or By-laws of the applicable Clear Channel Company as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policies maintained by any Clear Channel Entity to the fullest extent permitted by law.

b.	To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, the Clear Channel Companies will indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the Clear Channel Companies will advance, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith.

8.	Advancement of Expenses.

a.	The Clear Channel Companies shall advance all Expenses reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding within twenty (20) calendar days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such advances shall, in all events, be (i) unsecured and interest free; and (ii) made without regard to Indemnitee’s ability to repay the advances.

b.	To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request for advancement of Expenses and, to the extent required by applicable law, an unsecured written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Upon submission of such request for advancement of Expenses and unsecured written undertaking, Indemnitee shall be entitled to advancement of Expenses as provided in this Section 8, and such advancement of Expenses shall continue until such time (if any) as there is a final judicial determination that Indemnitee is not entitled to indemnification.

9.	Certain Agreements Related to Indemnification.

a.	To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request for indemnification at such time as determined by Indemnitee in Indemnitee’s sole discretion.

b.	At any time after submission by Indemnitee of a request for indemnification pursuant to Section 9(a), either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection to such request which may be made by the Company. The Clear Channel Companies will pay any and all Expenses reasonably incurred in connection with the investigation and resolution of such issues.

c.	Indemnitee shall have the sole right and obligation to control the defense or conduct of any claim or Proceeding with respect to Indemnitee. Indemnitee will not compromise or settle any claim or Proceeding, release any claim, or make any admission of fact, law, liability or damages with respect to any losses for which indemnification is sought hereunder without the prior written consent of applicable Clear Channel Company, which consent shall not be unreasonably withheld. None of the Clear Channel Companies will, with respect to any person or entity, settle any claim or Proceeding, release any claim, or make any admission of fact, law or liability or damages, or assign, pledge or permit any subrogation with respect to the foregoing, or permit any Clear Channel Entity to do any of the foregoing, to the extent such settlement, release, admission, assignment, pledge or subrogation in any way adversely affects Indemnitee or directly or indirectly imposes any expense, liability, damages, debt, obligation or judgment on Indemnitee.

d.

The parties intend and agree that, to the extent permitted by law, in connection with any determination with respect to entitlement to indemnification hereunder: (i) it will be presumed that Indemnitee is entitled to indemnification under this Agreement, and that the Clear Channel Entities or any other person or entity challenging such right will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption; (ii) the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the applicable Clear Channel Entity, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful; (iii) Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the applicable Clear Channel Entity, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors of the applicable Clear Channel Entity, or on the advice of legal counsel for the applicable Clear Channel Entity or on information or records given in reports made to the applicable Clear Channel Entity by an independent certified public accountant or by an appraiser or other expert or advisor selected by the applicable Clear Channel Entity; and (iv) the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of any of the Clear Channel Entities or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder. The provisions of this clause (d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

e.	Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that any failure of Indemnitee to so notify the Company will not relieve the Clear Channel Companies of any obligation which they may have to Indemnitee under this Agreement or otherwise. If at the time of receipt of any such request for indemnification or notice the Clear Channel Companies have director and officer insurance policies in effect, the Clear Channel Companies will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.

10.	Other Rights of Recovery; Insurance; Subrogation, etc.

a.	The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, under the Clear Channel Entities’ Certificates of Incorporation or By-Laws, or under any other agreement, vote of stockholders or resolution of directors of any Clear Channel Entity, or otherwise. Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as a director or officer of any of the Clear Channel Companies. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the General Corporation Law of the State of Delaware (or other applicable law), whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Clear Channel Entities’ Certificates of Incorporation or By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

b.	To the extent that any of the Clear Channel Entities maintains an insurance policy or policies providing liability insurance for directors, officers, employees, fiduciaries, representatives, partners or agents of any Clear Channel Entity, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, fiduciary, representative, partner or agent insured under such policy or policies.

c.	In the event of any payment by a Clear Channel Company under this Agreement, such Clear Channel Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any other Clear Channel Entity, and Indemnitee hereby agrees, as a condition to obtaining any advancement or indemnification from the Clear Channel Companies, to assign all of Indemnitee’s rights to obtain from such other Clear Channel Entity such amounts to the extent that they have been paid to or for the benefit of Indemnitee as advancement or indemnification under this Agreement and are adequate to indemnify Indemnitee with respect to the costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder; and Indemnitee will (upon request by the Company) execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit or enforce such rights.

d.	Each of the Clear Channel Companies hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise (and to cause each of the other Clear Channel Entities not to exercise), any rights that such Clear Channel Company may now have or hereafter acquire against any Designating Stockholder (or former Designating Stockholder) or Indemnitee that arise from or relate to the existence, payment, performance or enforcement of the Clear Channel Companies’ obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, bylaws or charter), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Indemnitee against any Designating Stockholder (or former Designating Stockholder) or Indemnitee, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Designating Stockholder (or former Designating Stockholder) or Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

e.

The Clear Channel Companies shall not be liable under this Agreement to pay or advance to Indemnitee any amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that (i) the Clear Channel Companies hereby agree that they are the indemnitors of first resort (i.e., their obligations to Indemnitee under this Agreement are primary and any obligation of any Designating Stockholder (or any affiliate thereof) to provide advancement or indemnification for the same Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee are secondary), and (ii) if any Designating Stockholder (or any affiliate thereof other than a Clear Channel Entity) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with any director or officer of any Clear Channel Company, then (x) such Designating Stockholder (or such affiliate, as the case may be) shall be fully subrogated to all rights of Indemnitee with respect to such payment and (y) the Clear Channel Companies shall reimburse such Designating Stockholder (or such other affiliate) for the payments actually made. The Clear Channel Companies shall take any and all actions as may reasonably be requested by Indemnitee or any Designating Stockholder to cause director and officer liability insurance policies maintained by the Clear Channel Companies, and those maintained by any other applicable Clear Channel Entity, to be paid and exhausted to cover any Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) that could be subject to indemnification hereunder before claims are made with respect to such matters under any director and officer liability insurance policies that may be maintained by any Designating Stockholder or any of their affiliates (other than affiliates that are Clear Channel Entities or subsidiaries thereof), it being understood and agreed that it is the intent of the parties that any such policies maintained by any Designating Stockholder or any of such other affiliates would be called upon to provide excess insurance coverage only to the extent of any failure of any liability insurance policies maintained by the Clear Channel Entities to make payment of any amounts for which coverage is also available under any liability insurance policies maintained by any Designating Stockholder or any of their affiliates (other than affiliates that are Clear Channel Entities or subsidiaries thereof).

f.	The Clear Channel Companies’ obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of or relating to Indemnitee’s service at the request of any of the Clear Channel Companies as a director, officer, employee, fiduciary, representative, partner or agent of any other Clear Channel Entity shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from such other Clear Channel Entity, except to the extent that such indemnification payments and advance payment of Expenses when taken together with any such amount actually received from other Clear Channel Entities or under director and officer insurance policies maintained by one or more Clear Channel Entities are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder.

11.	Employment Rights; Successors; Third Party Beneficiaries.

a.	This Agreement shall not be deemed an employment contract between the Clear Channel Companies and Indemnitee. This Agreement shall continue in force as provided above after Indemnitee has ceased to serve as a director and/or officer of the Clear Channel Companies.

b.	This Agreement shall be binding upon each of the Clear Channel Companies and their successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

c.	The Designating Stockholders are express third party beneficiaries of this Agreement, are entitled to rely upon this Agreement, and may specifically enforce the Clear Channel Companies’ obligations hereunder (including but not limited to the obligations specified in Section 10 of this Agreement).

12.	Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

13.	Exception to Right of Indemnification or Advancement of Expenses. Except as provided in Section 7(a) of this Agreement or as may otherwise be agreed by any Clear Channel Company, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee (other than a Proceeding by Indemnitee by way of defense or to enforce his rights under this Agreement or under statute or other law including any rights under Section 145 of the Delaware General Corporation Law), unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the applicable Clear Channel Company.

14.	Definitions. For purposes of this Agreement:

a.	“Abrams Funds” means Abrams Capital Partners I, LP, Abrams Capital Partners II. LP, Whitecrest Partners, LP, Abrams Capital International, Ltd. and Riva Capital Partners, LP, and any other investment fund or related management company or general partner that is an affiliate of any of the foregoing entities or that is advised by the same investment adviser as any of the foregoing entities or by an affiliate of such investment adviser.

b.	“Bain Entities” means Bain Capital Partners, LLC, a Delaware limited liability company, Bain Capital (CC) IX, L.P., Bain Capital (CC) IX Offshore, L.P., Bain Capital (CC) IX Coinvestment, L.P., Bain Capital (CC) IX Coinvestment Offshore, L.P. and Bain Capital CC Investors, L.P., Bain Capital (CC) X, L.P., Bain Capital (CC) X Offshore, L.P., Bain Capital (CC) X Coinvestment, L.P., Bain Capital (CC) X Coinvestment Offshore, L.P., and any other investment fund or related management company or general partner that is an affiliate of any of the foregoing entities or that is advised by the same investment adviser as any of the foregoing entities or by an affiliate of such investment adviser.

c.	“Board of Directors” refers to the board of directors of the Company.

d.	“Certificate of Incorporation” means, with respect to any entity, (i) in the case of the Company, its certificate of incorporation, (ii) in the case of Opco, its articles of incorporation, and (iii) in the case of any other entity, its certificate of incorporation, articles of incorporation or similar constating document.

e.	“Clear Channel Entity” means any Clear Channel Company, any of their respective subsidiaries and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise with respect to which Indemnitee serves as a director, officer, employee, partner, representative, fiduciary or agent, or in any similar capacity, at the request of any Clear Channel Company

f.	“Corporate Status” describes the status of a person in his or her capacity as a director or officer of any of the Clear Channel Companies (including, without limitation, one who serves at the request of any of the Clear Channel Companies as a director, officer, employee, fiduciary or agent of any Clear Channel Entity).

g.	“Designating Stockholder” means any of the Sponsors and any HF Fund, in each case so long as an individual designated (directly or indirectly) by the Sponsors or any HF Fund, or any of their respective affiliates (as provided by the Company’s Certificate of Incorporation, By-laws, Stockholders Agreement, the HF Voting Agreement and the limited liability company agreement of Clear Channel Capital IV, LLC), serves as a director of any Clear Channel Entity and shall also be deemed to include any Abrams Fund for so long as David Abrams serves as a director of any Clear Channel Entity.

h.	“Expenses” shall mean all reasonable costs, fees and expenses and shall specifically include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses.

i.	“HF Funds” means Highfields Capital I LP, a Delaware limited partnership, Highfields Capital II LP, a Delaware limited partnership, Highfields Capital III L.P., an exempted limited partnership organized under the laws of the Cayman Islands, B.W.I., and Highfields Capital Management LP, a Delaware limited partnership, and any other investment fund or related management company or general partner that is an affiliate of any of the foregoing entities or that is advised by the same investment adviser as any of the foregoing entities or by an affiliate of such investment adviser.

j.	“HF Voting Agreement” means the Amended and Restated Voting Agreement dated as of May 13, 2008 by and among the Company, the HF Funds and certain other parties.

k.	“Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of any Clear Channel Company or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s Corporate Status or by reason of any action taken by him or of any inaction on his part while acting as director or officer of any Clear Channel Entity (in each case whether or not he is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement).

l.	“Sponsors” means, collectively, the Bain Entities and the THL Entities.

m.	“Stockholders Agreement” means the Stockholders Agreement dated as of July __, 2008 by and among the Company and certain of its stockholders, including Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P. and certain other stockholders.

n.	“Texas Acts” means the Business Corporation Act of the State of Texas and the Business Organization Code of the State of Texas.

o.	“THL Entities” means THL Managers VI, LLC, a Delaware limited liability company, Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P. and THL Equity Fund VI Investors (Clear Channel), L.P., and any other investment fund or related management company or general partner that is an affiliate of any of the foregoing entities or that is advised by the same investment adviser as any of the foregoing entities or by an affiliate of such investment adviser.

15.	Construction. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders.

16.	Reliance; Integration.

a.	The Clear Channel Companies expressly confirm and agree that they have entered into this Agreement and assumed the obligations imposed on each of them hereby in order to induce Indemnitee to serve as a director and/or officer of the Clear Channel Companies, and the Clear Channel Companies acknowledge that Indemnitee is relying upon this Agreement in serving as a director and/or officer of the Clear Channel Companies.

b.	This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

17.	Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.	Notice Mechanics. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been direct, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

a.	If to Indemnitee to:

	with a copy to:	Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
Attn: David Chapin, Alfred Rose & Patrick Diaz

b.	If to any Clear Channel Company, to:

CC Media Holdings, Inc.
Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, TX 78209
Attn: General Counsel

	with a copy to:	Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
Attn: David Chapin, Alfred Rose & Patrick Diaz

or to such other address as may have been furnished (in the manner prescribed above) as follows: (a) in the case of a change in address for notices to Indemnitee, furnished by Indemnitee to the Company or Opco and (b) in the case of a change in address for notices to any Clear Channel Company, furnished by the Clear Channel Companies to Indemnitee.

19.	Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Clear Channel Companies, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for reasonably incurred Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Clear Channel Companies and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Clear Channel Companies (and their other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

20.

Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement and the legal relations among the parties shall, to the fullest extent permitted by law, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Clear Channel Companies and

Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.

21.	Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

22.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

CC MEDIA HOLDINGS, INC.

By:
Name:
Title:

CLEAR CHANNEL COMMUNICATIONS, INC.

By:
Name:
Title:

INDEMNITEE:

Name: